Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ABB Ltd

We consent to the use of our reports dated February 25, 2020, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standard Codification (ASC), 842 Leases.

/s/ KPMG AG,

Zurich, Switzerland
March 23, 2020